Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 33-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803, 33-33807, 33-39323, 33-36911, 33-45176, 33-45231, 33-45233, 33-56952, 33-58708, 33-72158, 033-55265 (Post-Effective Amendment No. 1), 033-60379, 033-63547, 333-11639, 333-15923, 333-29099, 333-70459, 333-74371, 333-34726, 333-44508, 333-50992, 333-59504, 333-64988, 333-76764, 333-109983, 333-122441, 333-129785, 333-144322, 333-152559 and 333-153662 on Forms S-8, of our report dated July 25, 2008, relating to the financial statement schedules of 3Com Corporation, appearing in this Annual Report on Form 10-K/A of 3Com Corporation for the year ended May 30, 2008.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
July 24, 2009